EXHIBIT 10.15

[Execution Copy]

WARRANT CASH SUBSTITUTION AGREEMENT

This WARRANT CASH SUBSTITUTION AGREEMENT (this “Agreement”) is made and entered into as of January 10, 2006 by and among Wells Fargo Bank, N.A., f/k/a Wells Fargo Bank Minnesota, National Association, as Trustee and Disbursing Agent (the “Trustee and Disbursing Agent”) under the Trust and Disbursing Agreement dated as of January 25, 2002 (the “Trust and Disbursing Agreement”), entered into pursuant to the Second Amended Joint Plan of Reorganization of Washington Group International, Inc., et al., dated July 24, 2001, as modified by the First Modification, the Second Modification and the Third Modification (as so modified, the “Plan”), confirmed in the bankruptcy cases (the “Reorganization”) of Washington Group International, Inc. (the “Company”) and certain of its affiliates, in the United States Bankruptcy Court for the District of Nevada (the “Bankruptcy Court”), Chapter 11 Case No. BK-N-01-31627, the Plan Committee established by the Plan (the “Plan Committee”), the Company, a corporation organized under the laws of Delaware, and Wells Fargo Bank, N.A., f/k/a Wells Fargo Bank Minnesota, National Association, as Warrant Agent (the “Warrant Agent”) under the Warrant Agreement dated as of January 25, 2002 (the “Warrant Agreement”) between the Company and the Warrant Agent.  Capitalized terms used herein but not defined shall have the meaning given to them in the Trust and Disbursing Agreement or the Plan.

RECITALS

A.  WHEREAS, the Plan provides for distributions of cash, New Common Shares, Class 7 Warrants and the proceeds, if any, of the Transferred Avoidance Actions (collectively, the ”Plan Consideration”) to holders of Allowed Class 7 Claims;

B.  WHEREAS, the Trustee and Disbursing Agent holds the Class 7 Warrants not yet distributed in an account for the benefit of the holders of Allowed Class 7 Claims (the ”Allowed Class 7 Claimants”) in connection with the Reorganization in accordance with the terms of the Trust and Disbursing Agreement;

C.  WHEREAS, the Plan provides that the Plan Committee will take such actions as are set forth in the Plan, the Confirmation Order or the Plan Committee Document or as may be approved or ordered by the Bankruptcy Court;

D.  WHEREAS, the Class 7 Warrants by their terms expire at 5:00 p.m., New York City time, on January 25, 2006; and

E.  WHEREAS, upon noticed joint motion of the Plan Committee and the Company and following hearings and oral arguments held on December 8 and December 23, 2005, the Bankruptcy Court entered an Order on January 10, 2006 (the “Enabling Order”) approving the payment of certain fees and expenses by the Company and the provision of $27,500,000 in cash by the Company (the “Consideration”) in substitution, of the remaining Class 7 Warrants held by the Trustee and Disbursing Agent, consisting of 634,974 Tranche A Warrants, 725,684 Tranche B Warrants and 392,261 Tranche C Warrants (the “Remaining Warrants”) which would otherwise expire on January 25, 2006 (the “Warrant Transaction”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Trustee and Disbursing Agent, the Warrant Agent, the Plan Committee and the Company agree as follows:

1.                                      Recitals.  The forgoing recitals are incorporated herein by reference, and by this reference made a part hereof.

2.                                      Purchase and Substitution of Warrants.

(a)                                  Subject to the conditions set forth in the Enabling Order, the Trustee and Disbursing Agent, the Company and the Plan Committee hereby agree that the Trust and Disbursing Agreement is hereby amended such that the Plan Committee hereby authorizes and directs the Trustee and Disbursing Agent on behalf of the Allowed Class 7 Claimants to enter into all necessary agreements and to perform all necessary actions as the Trustee and Disbursing Agent deems to be necessary and appropriate to: (i) assign, transfer and deliver to the Company the Remaining Warrants free from any restrictions, liens, encumbrances, claims (including any “adverse claim” as such term is defined in the Uniform Commercial Code), options, calls, pledges, trusts and other commitments, agreements or arrangements; (ii) to receive $27,500,000 in cash from the Company (the “Cash Proceeds”); (iii) to deposit the Cash Proceeds into the WGI Class 7 Disbursement Account established under the Trust and Disbursing Agreement as a part of the Disputed Class 7 Claims Reserve and to invest such cash as provided in Section 3 of the Trust and Disbursing Agreement; (iv) to pay fees and expenses as contemplated by the Enabling Order and Section 3 of this Agreement; (v) to make distributions of the net Cash Proceeds and any Cash Investment Yield earned thereon to Allowed Class 7 Claimants in accordance with Section 5(a) and the other relevant provisions of the Trust and Disbursing Agreement; and (vi) to perform all other required actions to effectuate the intent of this Agreement and the Enabling Order.

(b)                                 Subject to the conditions set forth in the Enabling Order, the Trust and Disbursing Agreement is hereby further amended to provide that each holder of an Allowed Class 7 Claim will be entitled to receive, in lieu of receipt of future distributions of Class 7 Warrants, a Pro Rata share of the net Cash Proceeds derived from the Warrant Transaction and any Cash Investment Yield earned thereon after payment of any fees, costs and expenses in accordance with this Agreement.  Class 7 Claimants will not be entitled to any further distributions of Class 7 Warrants.  The Trust and Disbursing Agent will administer the distribution of such funds in accordance with the Trust and Disbursing Agreement, as amended by this Agreement.

(c)                                  In connection with the cash substitution for the Remaining Warrants, the Plan Committee represents and warrants to the Company, all of which representations and warranties shall survive the Closing of the Warrant Transaction, that it has requested, received, reviewed and considered all information it deems relevant in making an informed decision to sell and substitute the Remaining Warrants.  The Plan Committee, together with its financial advisor, has such business and financial experience as is required to give it the capacity to utilize the information received, to evaluate the merits and risks involved in selling and substituting the Class 7 Warrants.

(d)                                 Consistent with Section 11 of the Trust and Disbursing Agreement and its characterization of the Disputed Class 7 Claims Reserve as a grantor trust with the Company as grantor, the parties shall treat the actions described in Sections 2(a)(i), (ii) and (iii) as disregarded events for federal and applicable state income tax purposes.  The Company shall instruct the Trustee and Disbursing Agent that no taxes shall be payable and no amounts shall be remitted to the Company with respect to the substitution.

3.                                      Payment of Fees and Expenses

(a)                                  For purposes of Section 8 of the Plan Committee Document, the Plan Committee and the Company agree that the Plan Committee, its Members and any Professionals (as defined in the Plan Committee Document) retained by the Plan Committee shall be reimbursed by the Company for fees and expenses incurred in connection with or arising from the Plan Committee’s efforts to capture the value of the Remaining Warrants incurred prior to November 9, 2005 in accordance with the procedures for payment of such fees and expenses as provided in the Plan Committee Document.

(b)                                 Fees and expenses of the Plan Committee, its Members and any Professionals retained by the Plan Committee incurred in connection with or arising from the Plan Committee’s efforts to capture the value of the Remaining Warrants incurred on and after November 9, 2005 shall be paid out of the Cash Proceeds deposited into the WGI Class 7 Disbursement Account.  The amounts due to the Plan Committee, its Members and any Professionals retained by the Plan Committee shall be paid within thirty (30) days after the end of the month in which the relevant expense request for reimbursement was presented to the Trust and Disbursing Agent, provided, however, that such monthly requests for reimbursement shall be subject to review and approval by the Company, which approval shall not be unreasonably withheld, to the extent that doing so does not compromise the Plan Committee attorney-client privilege, provided, further, that in the event the Company disputes any portions of such monthly requests for reimbursements, the Company shall notify the counsel to the Plan Committee and the Trust and Disbursing Agent shall withhold payment of the disputed amounts until the Bankruptcy Court, upon application by the Plan Committee, reviews and approves such disputed requests for reimbursement in whole or part.

(c)                                  If and to the extent that fees and expenses of the Ad Hoc Committee of Washington Group International Class 7 Claim Holders are allowed and approved by the Bankruptcy Court, such fees and expenses shall be paid out of the Cash Proceeds deposited into the WGI Class 7 Disbursement Account in accordance with applicable final orders of the Bankruptcy Court.

(d)                                 Fees and expenses of the Trustee and Disbursing Agent in connection with or arising from the Warrant Transaction or any other action under the Trust and Disbursing Agreement shall continue to be paid by the Company in accordance with the Trust and Disbursing Agreement.

4.                                      Conditions.  The obligation of the Company to pay the fees and expenses of the Plan Committee in accordance with Section 3(a) as provided hereunder and to deliver cash for the Remaining Warrants is subject only to the following conditions, which may be waived in writing by the Company, in its sole and unfettered discretion, at any time:

(a)                                  The entry of an order or judgment of the Bankruptcy Court or other court of competent jurisdiction approving the Warrant Transaction which has not been stayed, reversed or amended and as to which the time to appeal or seek review or rehearing has expired and no petition for review or rehearing or appeal was filed or, if filed, no longer remains pending.

(b)                                 The representations and warranties of the Plan Committee contained in Section 2(c) shall be true and correct in all material respects on and as of the date of this Agreement and the date of the Closing.

5.                                      Indemnification.  The Company acknowledges that it will continue to indemnify and hold harmless the Trustee and Disbursing Agent in accordance with the terms and conditions of Section 14 of the Trust and Disbursing Agreement.  Furthermore, the Company will indemnify and hold harmless the Trustee and Disbursing Agent in accordance with the terms and conditions of Section 14 of the Trust and Disbursing Agreement from and against any and all costs, losses, liabilities, expenses (including reasonable counsel fees and disbursements) and claims imposed upon or asserted against the Trustee and Disbursing Agent on account of any action taken or omitted to be taken by them in connection with the performance of its duties under this Agreement and the documents related hereto.

6.                                      The Trust and Disbursing Agreement.  The Trustee and Disbursing Agent hereby confirms that effective December 23, 2005, it withdrew its Notice of Termination, dated August 12, 2005, as modified, and agrees to continue to be bound by the terms of the Trust and Disbursing Agreement as amended by this Agreement. The first sentence of Section 15 of the Trust and Disbursing Agreement hereby is amended and restated to read as follows: “This Agreement shall remain in full force and effect until the earlier of: (a) 60 days after Notice of Termination has been given by the Company to Wells Fargo or by Wells Fargo to the Company, or (b) the later of (i) the disbursement of all of the Plan Consideration, or (ii) the completion of all tax reporting requirements for distributions made under the Plan.”  The Parties hereby ratify and confirm the terms and conditions of the Trust and Disbursing Agreement, as amended hereby, in each and every respect.

7.                                      Closing.  If the condition specified in Section 4(a) shall have been satisfied and provided that this Agreement has not been terminated pursuant to Section 8, the delivery of cash

Consideration for the Remaining Warrants will take place on January 23, 2006 or at such other time as the Parties shall agree (the “Closing”).  At the Closing, the Remaining Warrants shall be cancelled by the Warrant Agent in accordance with Section 16 of the Warrant Agreement against payment by the Company by wire transfer of $27,500,000 to an account as specified by the Trustee and Disbursing Agent.  The Warrant Agent shall provide written notice of the cancellation of the Remaining Warrants to the Company and the receipt of funds to the Plan Committee.

8.                                      Termination of Agreement.  If the condition specified in Section 4(a) shall not have occurred by 5:00 p.m. Reno, Nevada time on January 20, 2006, this Agreement shall terminate on the later to occur of 5:00 p.m. Reno, Nevada time on January 21, 2006 or such later date as may be specified by the Company by written notice to the other parties to this Agreement.  Sections 2(c) (relating to representations and warranties of the Plan Committee), 3(d) (relating to payment of fees and expenses of the Trust and Disbursing Agent), 5 (relating to indemnification of the Trust and Disbursing Agent), 6 (relating to the Trust and Disbursing Agreement), 9 (relating to Notices) and 10 (relating to governing law) shall survive termination of this Agreement.

9.                                      Notices.  The executed copy of this Agreement and any written notices should be provided to:

If to the Trustee and Disbursing Agent, to:

Wells Fargo Bank, N.A.

Customized Fiduciary Services

Sixth and Marquette; N9303-120

Minneapolis, Minnesota 55479

Attn: Nicholas D. Tally

with a copy to:

Wendy Walker

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178-0060

If to the Warrant Agent, to:

Wells Fargo Bank, N.A.

Customized Fiduciary Services

Sixth and Marquette; N9303-120

Minneapolis, Minnesota 55479

Attn: Nicholas D. Tally

with a copy to:

Wendy Walker

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178-0060

If to the Plan Committee, to:

Todd J. Dressel

Winston & Strawn LLP

101 California Street, Suite 3900

San Francisco, CA 94111

If to the Company, to:

Washington Group International, Inc.

720 Park Boulevard

Boise, Idaho 83712

Attn: Earl Ward, Treasurer,

and Richard D. Parry, General Counsel

with a copy to:

Robert Dean Avery

Jones Day

77 West Wacker Drive

Chicago, Illinois 60601

10.                               Entire Agreement.  This Agreement constitutes the entire agreement of the parties, and fully supersedes any and all prior and contemporaneous agreements or understandings between the parties relating to the subject matter hereof.  This Agreement may be amended or modified only by an agreement in writing and signed by all of the parties hereto.  Each party has had a full and complete opportunity to review this Agreement.  Accordingly, the parties agree that the common law principles of construing ambiguities against the drafter shall have no application hereto.  This Agreement shall be construed fairly and not in favor of or against one party as to the drafter hereof.

11.                               Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles.

12.                               Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first written above.

WELLS FARGO BANK, N.A., as Trustee and Disbursing Agent

By:	/s/ Nicholas D. Tally
Nicholas D. Tally, Vice President
Date:	1/23/06

WELLS FARGO BANK, N.A., as Warrant Agent

By:	/s/ Nicholas D. Tally
Nicholas D. Tally, Vice President
Date:	1/23/06

PLAN COMMITTEE

By:	/s/ Sharon Manewitz
Sharon Manewitz, as Chairperson
of the Plan Committee
Managing Director
Teachers Insurance and Annuity
Association of America
Date:	Jan. 18, 2006

WASHINGTON GROUP INTERNATIONAL, INC.

By:	/s/ Earl Ward
Earl Ward, Vice President – Investor
Relations and Treasurer
Date:	January 18, 2006